Exhibit 99.2

Valpey-Fisher Corporation Announces Filing of Supplement to Proxy Statement and Settlement of Litigation Related to Proposed Merger

HOPKINTON, Mass.--(BUSINESS WIRE)--January 13, 2012--Valpey-Fisher Corporation (“Valpey-Fisher”) (Nasdaq:VPF) announced today that it has filed with the Securities and Exchange Commission (“SEC”) a supplement (the “Proxy Supplement”) to its definitive proxy materials relating to the previously announced proposed merger of Valpey-Fisher with VF Acquisition Corp., an indirect wholly-owned subsidiary of CTS Corporation (“CTS”) (NYSE:CTS), pursuant to an Agreement and Plan of Merger, dated as of November 17, 2011. The Proxy Supplement has been filed in connection with the settlement of a class action litigation relating to the proposed merger.

As described in the Proxy Supplement, a putative class action lawsuit was brought against Valpey-Fisher, each member of Valpey-Fisher’s Board of Directors, CTS and VF Acquisition Corp., challenging the proposed merger, in the Circuit Court for Montgomery County, Maryland on behalf of Valpey-Fisher’s stockholders. On January 12, 2012, counsel for all the parties entered into a memorandum of understanding, in which they agreed on the terms of a settlement of the stockholder litigation. The proposed settlement is conditioned upon, among other things, consummation of the merger and final approval of the proposed settlement by the court. Pursuant to the terms of the memorandum of understanding, Valpey-Fisher has agreed to make certain supplemental disclosures related to the merger, which are contained in the Proxy Supplement filed today. The settlement will not affect the amount of the merger consideration that Valpey-Fisher’s stockholders are entitled to receive in the merger.

The Proxy Supplement is available through the SEC’s website at www.sec.gov. Stockholders are urged to read carefully the proxy statement and the Proxy Supplement filed today.

The Valpey-Fisher Board of Directors has recommended that Valpey-Fisher stockholders vote “FOR” the proposal to approve the merger. Valpey-Fisher stockholders who have questions about the merger proposal or who need help voting their shares should contact Valpey-Fisher’s proxy solicitation agent, MacKenzie Partners, Inc. toll-free at (800) 322-2885.

Additional Information and Where to Find It

Valpey-Fisher has filed with the SEC a definitive proxy statement and other relevant materials in connection with the merger described above. The definitive proxy statement has been sent to the stockholders of Valpey-Fisher. Before making any voting decision with respect to the merger, stockholders are urged to read the proxy statement and the other relevant materials because they contain important information about the merger. The proxy statement and other relevant materials and any other documents filed by Valpey-Fisher with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by contacting MacKenzie Partners, Inc. toll-free at (800) 322-2885.

Valpey-Fisher and its respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of Valpey-Fisher in connection with the merger. Information about those executive officers and directors of Valpey-Fisher and their ownership of Valpey-Fisher’s common stock is set forth in the proxy statement on Schedule 14A for its 2011 Annual Meeting of Stockholders, which was filed with the SEC on April 5, 2011. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger is included in the definitive proxy statement filed by Valpey-Fisher with the SEC on December 20, 2011.

Forward-Looking Statements

The statements made in this press release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the solicitation of proxies to approve the merger, the consummation of the merger, the filing of documents and information with the SEC, other future or anticipated matters regarding the transactions discussed in this release and the timing of such matters. Such forward-looking statements often contain or are prefaced by words such as “will” and “expect.” As a result of a number of factors, our actual results could differ materially from those set forth in the forward-looking statements. These risks, uncertainties and contingencies are discussed in more detail in Valpey-Fisher’s press releases and public periodic filings with the SEC including Annual Report on Form 10-K for the year ended December 31, 2010 and other filings with the SEC. Many of the factors that will determine Valpey-Fisher’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. Valpey-Fisher is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

About Valpey-Fisher

Valpey-Fisher designs and manufactures precision crystal oscillators including higher frequency, lower phase noise timing solutions, high performance RF/Microwave components, integrated modules and ultrasonic transducers. End markets served include telecommunications, computer, defense and aerospace, instrumentation and industrial markets.

CONTACT:
Valpey-Fisher Corporation
Michael J. Kroll, 508-435-6831
Vice President, Treasurer and Chief Financial Officer